EXHIBIT 23.4

LETTER OF CONSENT

Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8

Re: Consent of Independent Petroleum Consultants
_______________________________________________________________________________

To Whom It May Concern:

We consent to the use of our name and our report with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our report, included and incorporated by reference in the Company's

(i) Annual Report on Form 40-F for the year ended December 31, 2020 and
(ii) Registration Statement on Form F-10 (File No. 333-232692) filed with the Securities and Exchange Commission.

Yours truly,

GLJ LTD.

“Originally Signed by”

Tim R. Freeborn, P.Eng.
Vice President and Chief Financial Officer

March 24, 2021

1920, 401 – 9th Ave SW Calgary, AB, Canada T2P 3C5 I teI 403-266-9500 I gIjpc.com